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                                                                    Exhibit 7(c)


                                  AMENDMENT TO
                      INVESTMENT COMPANY SERVICES AGREEMENT


         This Amendment dated as of February __, 1999, is entered into by THE CHAPMAN FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS Services, Inc. ("FPS").

         WHEREAS, the Company and FPS entered into an Investment Company Services Agreement dated as of October 1, 1997 (as amended and supplemented, the "Agreement");

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise certain Schedules to the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

I.       Schedule A to the Agreement is revised to include the following:

                  CASH MANAGEMENT SERVICES. Funds received by Investor Services Group in the course of performing its services hereunder will be held in bank accounts and/or money market fund accounts. With respect to funds maintained in money market fund accounts, Investor Services Group shall retain any interest generated or earned. With respect to funds maintained in bank accounts, Investor Services Group shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Company.

                  LOST SHAREHOLDERS. Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

         (a)      documentation of electronic search policies and procedures;
         (b)      execution of required searches;
         (c)      creation and mailing of confirmation letters;
         (d)      taking receipt of returned verification forms;
         (e) providing confirmed address corrections in batch via electronic media;;
         (f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
         (g) preparation and submission of data required under the Lost Shareholder Rules.


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         II. Schedule B to the Agreement shall be deleted in its entirety and
:replaced with the attached Schedule B.

         III. Schedule C to the Agreement shall be deleted in its entirety and replaced with the attached Schedule C.

         IV. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.



                                       THE CHAPMAN FUNDS, INC.



                                       By: /S/ NATHAN A. CHAPMAN, JR.
                                           --------------------------


                                       FIRST DATA INVESTOR SERVICES
                                       GROUP, INC.



                                       By: /S/ KENNETH J. KEMPF
                                           -------------------------


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                                                                    SCHEDULE "B"


                                  FEE SCHEDULE
                                       FOR
                             THE CHAPMAN FUNDS, INC.

I.       Fees related to Shareholder Servicing

         A.       TRANSFER AGENT AND SHAREHOLDER SERVICES:
                  $20.00 per account per year per portfolio

                  Minimum monthly fee - $2,250 per portfolio (This fee is reduced to $24,000/year for the first two years of a 3-year contract)

                  Each additional class minimum monthly fee is $1,250

         B.       IRA'S, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
                  Annual Maintenance Fee - $12.00/account per year (Normally charged to participants)

         C.       FUNDSERV PROCESSING: (If Applicable)
                  $1,000            One time start-up fee
                  $50.00            Per month/per fund monthly maintenance fee

         D.       NETWORKING PROCESSING: (If Applicable)
                  $1,000            One time start-up fee
                  $75.00            Per month/per fund monthly maintenance fee

         E.       Lost Shareholder Search/Reporting:   $2.75 per account search*
                  * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

II.      Fees related to Portfolio Valuation and Mutual Fund Accounting

         A. ANNUAL FEE SCHEDULE PER DOMESTIC PORTFOLIO: U.S. Dollar Denominated Securities only (1/12th payable monthly)



                  $25,000      Minimum to   $ 20  Million of Average Net Assets*
                  .0003        On Next      $ 30  Million of Average Net Assets*
                  .0002        On Next      $ 50  Million of Average Net Assets*
                  .0001        Over         $100  Million of Average Net Assets*


                  Each additional class is subject to a $10,000 minimum per year.
                  Each additional Advisor of a Multiple Advisor Portfolio is subject to a $5,000 minimum per year.

                  *For multiple class or multiple Advisor Portfolios, fees are based on COMBINED CLASSES'/PORTFOLIOS' AVERAGE NET ASSETS

           B. ANNUAL FEE SCHEDULE PER COMPLEX DOMESTIC PORTFOLIO: (/12TH PAYABLE MONTHLY)



           $30,000          Minimum to       $ 20 Million of Average Net Assets*
           .0003            On Next          $ 30 Million of Average Net Assets*
           .0002            On Next          $ 50 Million of Average Net Assets*
           .0001            Over             $100 Million of Average Net Assets*


           Each additional class is subject to a $12,000 minimum per year.
           Each additional Advisor of a Multiple Advisor Portfolio is subject to a $5,000 minimum per year.

                  *For multiple class or multiple Advisor Portfolios, fees are based on COMBINED CLASSES'/PORTFOLIOS' AVERAGE NET ASSETS


         B.       PRICING SERVICES QUOTATION FEE
                  Specific costs will be identified based upon options selected by the Company and will be billed monthly.

                  Investor Services Group does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Series invest in security types other than domestic equities supplied by Muller, the following fees would apply.



                                                                ----------------- ---------------- ----------------

                                                                   MULLER DATA       INTERACTIVE      J.J. KENNY
             SECURITY TYPES                                           CORP.*         DATA CORP.*      CO., INC.*
             --------------------------------------------------- ----------------- ---------------- ----------------

             Government Bonds                                    $      .50        $      .50       $   .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Mortgage-Backed (evaluated, seasoned, closing)             .50               .50           .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Corporate Bonds (short and long term)                      .50               .50           .25 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Municipal Bonds (short and long term)                 .55               .80           .50 (b)
             --------------------------------------------------- ----------------- ---------------- ----------------

             CMO's/ARM's/ABS                                           1.00               .80          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Convertible Bonds                                          .50               .50          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             High Yield Bonds                                           .50               .50          1.00 (a)
             --------------------------------------------------- ----------------- ---------------- ----------------

             Mortgage-Backed Factors (per Issue per Month)             1.00               n/a             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Equities                                             (d)               .15              n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             U.S. Options                                               n/a               .15             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------
             --------------------------------------------------- ----------------- ---------------- ----------------


                                                                ----------------- ---------------- ----------------

                                                                   MULLER DATA       INTERACTIVE      J.J. KENNY
             SECURITY TYPES                                           CORP.*         DATA CORP.*      CO., INC.*
             --------------------------------------------------- ----------------- ---------------- ----------------

             Domestic Dividends & Capital Changes
             (per Issue per Month)                                      (d)              3.50             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Foreign Securities                                         .50               .50             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Foreign Securities Dividends & Capital Changes
             (per Issue per Month)                                     2.00              4.00             n/a
             --------------------------------------------------- ----------------- ---------------- ----------------

             Set-up Fees                                                n/a             n/a (e)         .25 (c)
             --------------------------------------------------- ----------------- ---------------- ----------------

             All Added Items                                            n/a               n/a           .25 (c)
             --------------------------------------------------- ----------------- ---------------- ----------------


         * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.
               (a) $35.00 per day minimum
               (b) $25.00 per day minimum
               (c) $ 1.00, if no CUSIP
               (d) At no additional cost to Investor Services Group clients
               (e) Interactive Data also charges monthly transmission costs and disk storage charges.

               1)  Futures and Currency Forward Contracts  $2.00 per Issue per
                   Day

               2) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
                       *Based on current vendor costs, subject to change.

                   Specific costs will be identified based upon options selected by the Company and will be billed monthly.

               3)  Reuters, Inc.*
                       *Based on current vendor costs, subject to change.

                   Investor Services Group does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

               4)  Municipal Market Data* (if applicable)
                       *Based on current vendor costs, subject to change.

                   Specific costs will be identified based upon options selected by the Company and will be billed monthly.

         C.       SEC Yield Calculation: (if applicable)
                  Provide up to 12 reports per year to reflect the yield calculation for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class


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                  Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).

III.     Fees related to Custody of Fund Assets using UMB Bank, NA

         A. DOMESTIC SECURITIES AND ADRS PER PORTFOLIO: (1/12th payable monthly)
                  U.S. Dollar Denominated Securities only



                  .0002      On the First    $ 30 Million of Average Net Assets*
                  .00015     On the Next     $ 70 Million of Average Net Assets*
                  .0001      Over            $100 Million of Average Net Assets*


                  * For multiple custody account Portfolios, fees are based on COMBINED CUSTODY ACCOUNTS' AVERAGE NET ASSETS.

                  Minimum monthly fee is $400 per portfolio.
                  Minimum monthly fee for Portfolios with Multiple Custody Accounts is $200 per Custody Account.

         B. CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE: (billed monthly)


                  Book Entry DTC, Federal Book Entry, PTC              $   14.00
                  Physical Securities/Options/Futures                  $   28.00
                  RIC's                                                $   24.50
                  P & I Paydowns                                       $   11.00
                  Wires                                                $    8.00
                  Check Request                                        $    8.00


                  A transaction includes buys, sells, maturities or free security movements.

         C.       WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, ETC.:
                  Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

         D.       CUSTODY MISCELLANEOUS FEES:
                  Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV.      Out-of-Pocket Expenses

The Company shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

         - Postage - direct pass through to the Fund
         - Telephone and telecommunication costs, including all lease, maintenance and line costs
         - Proxy solicitations, mailings and tabulations
         - Shipping, Certified and Overnight mail and insurance
         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
         - Duplicating services
         - Distribution and Redemption Check Issuance
         - Courier services
         - Federal Reserve charges for check clearance
         - Overtime, as approved by the Fund
         - Temporary staff, as approved by the Fund
         - Travel and entertainment, as approved by the Fund
         - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
         - Third party audit reviews
         - Insurance
         - Pricing services (or services used to determine Fund NAV)
         - Vendor set-up charges for Blue Sky and other services
         - Blue Sky filing or registration fees
         - EDGAR filing fees o Vendor pricing comparison
         - Such other expenses as are agreed to by Investor Services Group and the Fund

         The Company agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Company will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Company and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.


VI. Miscellaneous Charges. The Company shall be charged for the following products and services as applicable:

         - Ad hoc reports
         - Ad hoc SQL time
         - COLD Storage
         - Digital Recording

         - Banking Services, including incoming and outgoing wire charges
         - Microfiche/microfilm production
         - Magnetic media tapes and freight
         - Manual Pricing
         - Materials for Rule 15c-3 Presentations
         - Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

VII.     Additional Services

         To the extent the Company commences investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign (non-U.S. dollar denominated) securities and currency, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

                                                                   SCHEDULE "C"



                            IDENTIFICATION OF FUNDS



Below are listed the separate funds to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

                             THE CHAPMAN FUNDS, INC.

                      The Chapman U.S. Treasury Money Fund*

                                 DEM Equity Fund
                                "Investor Shares"
                             "Institutional Shares"

                                 DEM Index Fund
                                "Investor Shares"
                             "Institutional Shares"

                              DEM Fixed Income Fund
                                "Investor Shares"
                             "Institutional Shares"

                          DEM Multi-Manager Equity Fund
                                "Investor Shares"
                             "Institutional Shares"

                           DEM Multi Manager Bond Fund
                                "Investor Shares"
                             "Institutional Shares"


This Schedule "C" may be amended from time to time by agreement of the Parties.


*        Services Related to Custody Administration only

January 1, 1999